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                                                                     EXHIBIT 5.1

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS
                               777 South Figueroa
                          Los Angeles, California 90017
                 Telephone: 213-680-8400 Facsimile: 213-680-8500
                                January 25, 2002

ChipPAC, Inc.
47400 Kato Road
Fremont, California 94538

   Re:  ChipPAC, Inc.
        Registration Statement on Form S-3

Ladies and Gentlemen:

   We are issuing this opinion letter in our capacity as special legal counsel to ChipPAC, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of up to 2,300,000 shares of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"), including 300,000 of shares of Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on January 25, 2002, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Common Stock is to be sold pursuant to an underwriting agreement among the Company, Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Thomas Weisel Partners LLC, as representatives for the several underwriters named therein (the "Underwriting Agreement").

   In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such documents, corporate records and other instruments as we have deemed necessary to enable us to render this opinion.

   For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents, including the Common Stock, by any applicable parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

   Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that the Common Stock has been duly authorized and, when (i) the Registration Statement becomes effective under the Act, (ii) the Board of Directors of the Company has taken all necessary action to approve the issuance and sale of the Common Stock,
(iii) the Common Stock has been duly executed and delivered on behalf of the Company countersigned by the Company's transfer agent/registrar and (iv) the Common Stock is issued in accordance with the terms of the Underwriting Agreement upon receipt of the consideration to be paid therefor, the Common Stock will be validly issued, fully paid and nonassessable.



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   We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

   This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or California or the General Corporation Law of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

   This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.

                                          Sincerely,

                                          /s/ KIRKLAND & ELLIS
                                          Kirkland & Ellis



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